UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 ______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2014

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1175 Lancaster Avenue, Suite 200

Berwyn, PA 19312

(Address of Principal Executive Offices) (Zip Code)

(484) 324-7980

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.02 Unregistered Sales of Equity Securities

As previously disclosed, On May 1, 2014, JetPay Corporation (the “Company”) entered into a Securities Purchase Agreement with Ithan Creek Master Investors (Cayman) L.P. (“Wellington”) pursuant to which the Company agreed to sell to Wellington, upon the satisfaction of certain conditions, up to 9,000 shares of Series A-1 Convertible Preferred Stock, par value $0.001 (“Series A-1Preferred”) for an aggregate purchase price of up to $2,700,000. The description of the Securities Purchase Agreement is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which was included in the Company’s Current Report on Form 8-K filed on May 7, 2014.

Following the initial purchase and sale of 2,250 shares of Series A-1 Preferred on May 1, 2014, at any time when Flexpoint Fund II, L.P. (“Flexpoint”) purchases Series A Preferred Stock, par value $0.001 per share (“Series A Preferred”), Wellington will have the option, but not the obligation, to purchase up to the number of shares of Series A-1 Preferred equal to 6.75% of the number of shares of Series A Preferred purchased by Flexpoint. All shares of Series A-1 Preferred Stock have a purchase price of $300 per share.

On November 20, 2014, as a result of the purchase by Flexpoint of $6.0 million of Series A Preferred on November 7, 2014, Wellington exercised its option to purchase an additional 1,350 shares of Series A-1 Preferred Stock for an aggregate of $405,000, which such amount represented 6.75% of the Flexpoint’s purchase on November 7, 2014.

The Series A-1 Preferred is convertible into shares of Common Stock. Any holder of Series A-1 Preferred may at any time convert such holder’s shares of Series A-1 Preferred into that number of shares of Common Stock equal to the number of shares of Series A-1 Preferred being converted multiplied by $300 and divided by the then-applicable conversion price, which initially will be $3.00. If at any time after the issuance, subject to certain exceptions, the Company issues shares of Common Stock or securities convertible or exercisable into Common Stock below the then-applicable conversion price, the conversion price will be adjusted downward as set forth in the Certificate of Designation of Series A-1 Convertible Preferred Stock (the “Certificate of Designation”). The conversion price of the Series A-1 Preferred is also subject to downward adjustment in the case of indemnification claims made by Wellington against the Company pursuant to the Securities Purchase Agreement. Additionally, the holders of a majority of the outstanding shares of Series A-1 Preferred can elect to force conversion of all outstanding shares of Series A-1 Preferred by providing written notice to the Company of such election.

Based upon certain representations of Wellington made in the Securities Purchase Agreement, the issuance of the Series A-1 Preferred to Wellington was consummated in reliance upon Rule 506 of Regulation D of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2014

JETPAY CORPORATION

By:	/s/ Gregory M. Krzemien
Name:	Gregory M. Krzemien
Title:	Chief Financial Officer